UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2006 (August 1, 2006)

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Russell Corporation

(Exact name of registrant as specified in its charter)

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Delaware	1-5822	63-0180720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3330 Cumberland Blvd., Suite 800, Atlanta, Georgia 30339

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 742-8000

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined in Item 5.01), Russell Corporation (“Russell”) has notified the New York Stock Exchange that each share of Russell common stock, $0.01 par value per share (the “Russell Common Stock”), has been converted into the right to receive $18.00 in cash, without interest, as described in Item 5.01 hereto, and has requested that the New York Stock Exchange file with the Securities and Exchange Commission an application on Form 25 to strike the Russell Common Stock from listing and registration thereon. In addition, Russell filed with the Securities and Exchange Commission (the "SEC") on August 2, 2006 a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requesting that the Russell Common Stock be deregistered and that Russell's reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01. Changes in Control of Registrant.

On August 2, 2006, pursuant to a definitive merger agreement dated April 17, 2006 (the “Merger Agreement”) by and among Russell, Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”) (who, prior to the effective time of the Merger, assigned its rights, interests and obligations under and in accordance with the Merger Agreement to its wholly-owned subsidiary, Fruit of the Loom, Inc., a Delaware corporation ("Fruit")) and F Subsidiary, Inc., an indirect wholly-owned subsidiary of Berkshire (“Merger Sub”), Merger Sub merged with and into Russell (the “Merger”). Russell survived the Merger and, as a result, became an indirect wholly-owned subsidiary of Berkshire and a wholly-owned subsidiary of Fruit. Pursuant to the terms of the Merger Agreement, the merger consideration consists of $18.00 per share in cash, without interest, for each outstanding share of Russell Common Stock.

The foregoing description of the Merger Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, effective as of August 2, 2006, the Restated Certificate of Incorporation of Russell was restated by the Certificate of Merger filed by Russell with the Secretary of State of the State of Delaware on August 2, 2006. The Restated Certificate of Incorporation of Russell (the “New Certificate”) restates the prior Restated Certificate of Incorporation (the “Old Certificate”) by, among other things, reducing the authorized capital shares of Russell from 150,000,000 shares, $0.01 par value per share, of common stock and 10,000,000 shares, $0.01 par value per share, of preferred stock to 150,000,000 shares of common stock, $0.01 par value per share, and no shares of preferred stock. In addition, the filing of the New Certificate eliminated the Preferences and Rights of Series A Junior Participating Preferred Stock and the provisions in the Old Certificate relating to the authorized number of directors and the classification of the Board of Directors of Russell (the “Board”). The New Certificate also restricts the transfer of shares of common stock of Russell and, except in certain limited circumstances, provides Berkshire and Russell with the first right to acquire any such shares.

The foregoing description of the New Certificate is qualified in its entirety by reference to the Restated Certificate of Incorporation of Russell which is attached as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Also in connection with the Merger, the Amended and Restated By-Laws of Russell (the “Old By-Laws”) were amended and restated, effective as of August 2, 2006, to provide, among other things, that the number of directors serving on the Board shall be between one and fifteen and to eliminate classification of the Board. The new Amended and Restated By-Laws of Russell (the "New By-Laws") further provide for (i) the removal of directors upon the affirmative vote of a majority of the outstanding shares entitled to vote and (ii) the ability of the directors, by a majority vote, and the stockholders, by an affirmative vote of a majority in interest, to increase the number of directors serving on the Board. In addition, the New By-Laws remove the requirement for a record date for the payment of dividends to be set within 60 days of the taking of such action.

The foregoing description of the New By-Laws is qualified in its entirety by reference to the New By-Laws of Russell which are attached as Exhibit 3.1 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Items

On August 2, 2006, Russell issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of April 17, 2006, by and among Russell Corporation, Berkshire Hathaway Inc. and F Subsidiary, Inc. (incorporated by reference to Exhibit 2.1 of Form 8-K (File No. 1-5822) filed April 18, 2006)

3.1	Restated Certificate of Incorporation of Russell Corporation
3.2	Amended and Restated By-laws of Russell Corporation
99.1	Russell Corporation Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSSELL CORPORATION

By: /s/ Floyd G. Hoffman

Floyd G. Hoffman
August 2, 2006	Senior Vice President, Corporate Development,
General Counsel and Secretary

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